UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2001

8X8, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

000-21783	77-0142404
(Commission File Number)	(I.R.S. Employer Identification Number)

2445 Mission College Blvd.
Santa Clara, CA    95054
(Address of principal executive offices including zip code)

(408) 727-1885
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

On December 17, 2001, we redeemed all of our outstanding 4% Series A and Series B convertible subordinated notes due December 2002 (collectively, the "Notes"). The Notes had an outstanding principal amount of $7,500,000. In consideration for the redemption of the Notes we paid a total of $4,500,000 cash, issued 1,000,000 shares of our common stock, and reduced the exercise price of the Series A and Series B Warrants held by the former Note holders to $0.898. In connection with the transaction we also entered into a Registration Rights Agreement requiring us to register the 1,000,000 shares of common stock for resale by the former Note holders. In the event that such registration statement is not declared effective by the U.S. Securities and Exchange Commission by February 15, 2002, the former Note holders may require us to redeem all or a portion of the 1,000,000 shares at a price equal to the higher of $0.898 or the price of our common stock on the date of the requested redemption.

A copy of the Redemption and Exchange Agreement, the Registration Rights Agreement, the form of Warrant Amendment and the press release issued by us announcing the completion of this transaction are attached as exhibits hereto and are incorporated herein by reference in their entirety.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

EXHIBIT NO.	DESCRIPTION
4.1	Form of Amendment No.1 to the Series A and Series B Warrants, dated as of December 17, 2001, by and among 8x8, Fisher Capital Ltd. and Wingate Capital Ltd.
4.2	Registration Rights Agreement, dated as of December 13, 2001, by and among 8x8, Inc., Fisher Capital Ltd. and Wingate Capital Ltd.
10.1

Redemption and Exchange Agreement, dated as of December 13, 2001, by and among 8x8, Inc., Fisher Capital Ltd. and Wingate Capital Ltd. (exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K; the Registrant agrees to furnish supplementally to the Commission, upon request, a copy of these exhibits).

99.1	Press release dated as of December 17, 2001.

SIGNATURES

Pursuant to the requirement of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 17, 2001

8X8, INC.

By:	/s/ DAVID STOLL

David Stoll
Chief Financial Officer, Vice President of Finance and Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
4.1	Form of Amendment No.1 to the Series A and Series B Warrants, dated as of December 17, 2001, by and among 8x8, Fisher Capital Ltd. and Wingate Capital Ltd..
4.2	Registration Rights Agreement, dated as of December 13, 2001, by and among 8x8, Inc., Fisher Capital Ltd. and Wingate Capital Ltd.
10.1

Redemption and Exchange Agreement, dated as of December 13, 2001, by and among 8x8, Inc., Fisher Capital Ltd. and Wingate Capital Ltd. (exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K; the Registrant agrees to furnish supplementally to the Commission, upon request, a copy of these exhibits).

99.1	Press release dated as of December 17, 2001.